Exhibit 10.2

THIS WARRANT AND THE SECURITIES ISSUABLE ON EXERCISE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ("TRANSFERRED") IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

Warrant No: [___________]

ARTIFICIAL LIFE, INC.

COMMON STOCK PURCHASE WARRANT

This certifies, for value received, ___________________ (“Holder”), as a registered owner of this Warrant, is entitled to purchase from Artificial Life, Inc., a Delaware corporation (“Company”), at any time or from time to time during the term commencing on the effective Date set forth below (the “Effective Date”) and until 5:00 p.m., Pacific Standard Time Standard Time, on December ___, 2010 (the “Expiration Time”), up to ______________ (____________) shares of Common Stock, with par value $0.01 (the “Common Stock”) of Company, for $1.50 per share (the “Exercise Price”), all subject to adjustment and upon the terms and conditions as hereinafter provided. To the extent not exercised previously, this Warrant will become void at the Expiration Time. This Warrant is one of a series of similar warrants issued pursuant to that certain Subscription Agreement, dated as of the date hereof, by and among Company and the Purchasers identified therein (the “Subscription Agreement”).

The term “Warrant” means this Warrant, and any warrants delivered in substitution or exchange as provided herein.

ARTICLE I

EXERCISE OF WARRANTS

1.1        Method of Exercise. This Warrant is exercisable in whole or in part from time to time prior to the Expiration Time. To exercise this Warrant, Holder will deliver to Company, at the principal office of Company, (a) this Warrant or a copy hereof, together with a lost document affidavit, (b) a duly completed and executed Exercise Notice, in substantially the form of the Exercise Notice attached hereto as Exhibit A, of such Holder’s election to exercise this Warrant, which Exercise Notice will specify the number of shares of Common Stock to be purchased, (c) payment of the Exercise Price with respect to such shares, and (d) any representation required by Section 2.3 hereof. Such payment may be made, at the option of Holder, by cash, certified or bank cashier’s check or wire transfer.

As promptly as practicable and in any event within thirty (30) business days after receipt of the items referred to in this Section 1.1, Company will execute and deliver or caused to be executed and delivered, in accordance with the Exercise Notice, a certificate or certificates representing the aggregate number of fully paid and non-assessable shares of Common Stock specified in the Exercise Notice. The share certificate or certificates so delivered will be in such denominations as may be specified in such Exercise Notice or, if such Exercise Notice will not specify denominations, will be in the amount of the number of shares of Common Stock for which the Warrant is being exercised, and will be issued in the name of Holder, or such other name or names as will be designated in the Exercise Notice. Such certificate or certificates will be deemed to have been issued, and such Holder or any other person so designated to be named therein will be deemed for all purposes to have become a holder of record of such shares, as of two (2) trading days after the date the Exercise Notice is received by Company. If this Warrant has been exercised only in part, at the time of delivery of the share certificate or certificates, Company will deliver to Holder a new Warrant evidencing the rights to purchase the remaining shares of Common Stock called for by this Warrant, which new Warrant will in all other respects be identical to this Warrant.

1.2       Shares to Be Fully Paid and Nonassessable. All shares of Common Stock issued upon the exercise of this Warrant will be validly issued, fully paid and nonassessable.

1.3       No Fractional Shares to Be Issued. Company will not be required to issue fractions of shares of Common Stock upon exercise of this Warrant. If any fraction of a share would, but for this Section 1.3, be issuable upon any exercise of this Warrant, in lieu of such fractional share Company will pay to Holder, in cash, an amount equal to such fraction multiplied by the Exercise Price.

1.4        Share Legend. This Warrant and the securities issuable upon exercise have not been registered under the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws, and no interest herein or therein may be sold, distributed, assigned, offered, pledged or otherwise transferred unless (a) there is an effective registration statement under such Act and applicable state securities laws covering any such transaction involving said securities, or (b)  such transaction is exempt from registration. Accordingly, a legend setting forth or referring to the above restrictions will be placed on this Warrant, any replacement and any certificate representing the securities issuable upon the exercise of this Warrant, and a stop transfer order shall be placed on the books of Company and with any transfer agent until such securities may be legally sold or otherwise transferred.

1.5        Reservation; Authorization. Company has reserved and will keep available for issuance upon exercise of the Warrants 110% of the total number of shares of Common Stock deliverable upon exercise of this Warrant from time to time.

1.6        Company’s Failure to Timely Deliver Instructions to the Transfer Agent. If within two (2) trading days after receipt by Company of the later of (i) the Exercise Notice or (ii) payment of the Exercise Price for the shares of Common Stock being purchased pursuant to the Exercise Notice (the later of (i) and (ii) being the “Notice Trigger”), Company shall fail to deliver to its transfer agent written instructions directing the transfer agent to issue and deliver a certificate to the Holder and register such shares of Common Stock on the Company’s share register or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such Holder’s exercise hereunder, and if on or after the third (3rd) trading day following the Notice Trigger Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the date of exercise. For purposes of clarification, Company shall not incur any liabilities under this Section

1.6 unless it fails to timely deliver the instructions to its transfer agent as set forth above, and any failure of the transfer agent to act on such instructions shall not create a liability for Company hereunder.

ARTICLE II

TRANSFER, EXCHANGE AND REPLACEMENT OF WARRANTS

2.1        Ownership of Warrant. Company may deem and treat the person in whose name this Warrant is registered as Holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by any person) for all purposes.

2.2        Loss, Theft, Destruction or Mutilation of Warrants. Upon receipt of evidence satisfactory to Company of the loss, theft, destruction or mutilation of any Warrant, including but not limited to an affidavit that the Holder, at the time of the loss, theft, destruction or mutilation of any Warrant was (and is currently) the owner of such Warrant, and owns such Warrant free and clear of all liens or encumbrances; and an indemnity or security reasonably satisfactory to Company, all documents in a form reasonably satisfactory to Company, Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock as provided for in such lost, stolen, destroyed or mutilated Warrant. Holder will be responsible for payment to Company for any and all costs associated with the replacement of any Warrant based on the above.

2.3       Investment Representation; Transfer Restrictions. By acceptance of this Warrant, Holder acknowledges that Holder is acquiring the Warrant for Holder’s own individual account, for investment, and not with a view to distribution or resale in violation of the registration requirements of the Securities Act. Upon exercise of this Warrant, Holder will make a similar written representation with respect to the shares to be received upon exercise, in the form satisfactory to Company and its counsel, unless, in the opinion of counsel, such representation is not necessary or appropriate to assure compliance with the registration provisions of the Act or any applicable state securities laws.

ARTICLE III

ANTIDILUTION PROVISIONS

3.1        Certain Adjustments. The Exercise Price and the number and kind of securities purchasable upon the exercise of this Warrant will be subject to adjustment from time to time upon the happening of certain events as follows:

3.1.1    Adjustment for Reclassifications. In case at any time or from time to time after the Effective Date the holders of the Common Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (including cash) by way of dividend, distribution, stock split, spin-off, reclassification, combination of shares or similar corporate event, then and in each such case the Holder of this Warrant, upon the exercise hereof as provided in Article I, shall be entitled to receive the amount of stock and other securities and property which such Holder would hold on the date of such exercise if on the issue date he had been the holder of record of the number of shares of Common Stock of the Company called for under this Warrant immediately prior to such event and had thereafter, during the period from the issue date, to and including the date of such exercise, retained such shares and/or all other or additional stock and other securities and property receivable by him as aforesaid during such period, giving effect to all adjustments called for during such period. In the event of any such adjustment, the Exercise Price shall be adjusted proportionally.

3.1.2    Adjustment for Reorganization, Consolidation, Merger. In case of any reorganization of the Company (or any other corporation the stock or other securities of which are at the time receivable on the exercise of this Warrant) after the issue date, or in case, after such date, the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then and in each such case the Holder of this Warrant, upon the exercise hereof as provided in Article I at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities or property to which such Holder would be entitled had the Holder exercised this Warrant immediately prior thereto, the same amount and kind of securities, cash or property (“Alternative Consideration”) that Holder would have been entitled to receive upon the occurrence of such reorganization, consolidation, merger or conveyance if Holder had been, immediately prior to such reorganization, consolidation, merger or conveyance, the holder of the number of shares of Common Stock issuable upon the exercise in full of this Warrant, all subject to further adjustment as provided herein; in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such reorganization, consolidation, merger or conveyance shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to exercise such warrant into the applicable Alternate Consideration.

3.1.3	Subsequent Equity Sales.

(a)        If, at any time prior to the one year anniversary of the date of this Warrant, the Company issues additional shares of Common Stock or rights, warrants, options or other securities or debt convertible, exercisable or exchangeable for shares of Common Stock or otherwise entitling any person to acquire shares of Common Stock (collectively, “Common Stock Equivalents”) at a net price to the Company per share of Common Stock (the “Effective Price”) less than the Exercise Price (as adjusted hereunder to such date), then the Exercise Price shall be reduced to equal the Effective Price. For purposes of this paragraph, in connection with any issuance of any Common Stock Equivalents, (A) the maximum number of shares of Common Stock potentially issuable at any time upon conversion, exercise or exchange of such Common Stock Equivalents (the “Deemed Number”) shall be deemed to be outstanding upon issuance of such Common Stock Equivalents, (B) the Effective Price applicable to such Common Stock shall equal the minimum dollar value of consideration payable to the Company to purchase such Common Stock Equivalents and to convert, exercise or exchange them into Common Stock (net of any discounts, fees, commissions and other expenses), divided by the Deemed Number, and (C) no further adjustment shall be made to the Exercise Price upon the actual issuance of Common Stock upon conversion, exercise or exchange of such Common Stock Equivalents. In case any Common Stock Equivalent is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Common Stock Equivalent by the parties thereto, the Common Stock Equivalent will be deemed to have been issued for a consideration of $0.01.

(b)       If, at any time prior to the one year anniversary of the date of this Warrant, the Company issues Common Stock Equivalents with an Effective Price or a number of underlying shares that floats or resets or otherwise varies or is subject to adjustment based (directly or indirectly) on market prices of the Common Stock (a “Floating Price Security”), then for purposes of applying the preceding paragraph in connection with any subsequent exercise, the Effective Price will be determined separately on each Exercise Date and will be deemed to equal the lowest Effective Price at which any holder of such Floating Price Security is entitled to acquire Common Stock on such Exercise Date (regardless of whether any such holder actually acquires any shares on such date).

(c)        Notwithstanding the foregoing, no adjustment will be made under this Section 3.1.3 in respect of (i) any shares of Common Stock or Common Stock Equivalents granted to directors, officers, employees or other service providers of the Company pursuant to any Company stock or option plan approved by the Board of Directors of the Company and any shares of Common Stock or other securities issuable in connection with the exercise or conversion of any such Common Stock Equivalents, (ii) shares of Common Stock issued pursuant to Common Stock Equivalents outstanding as of the date of this Warrant; (iii); (iv) any adjustment provided for in Section 3.1.1 or Section 3.1.2; or (v) any issuance of shares of Common Stock or Common Stock Equivalents approved by the Purchaser (as defined in the Subscription Agreement) of the largest number of Shares issued pursuant to the Subscription Agreement, provided that no more than 5,000,000 Shares are issued pursuant to the Subscription Agreement.

3.2        New Warrants. Notwithstanding anything herein to the contrary, if Company issues a new Warrant in whole or partial replacement of this Warrant upon the transfer, combination, division or partial exercise of this Warrant, in replacement of a loss, theft, destruction or mutilation of this Warrant or for any other reason, the new Warrant, at Company’s option, shall reflect any adjustments theretofore made pursuant to this Article III.

ARTICLE IV

MISCELLANEOUS

4.1        Notices. All notices, requests, demands and other communications required or permitted hereunder will be in writing and will, unless otherwise expressly required, be deemed to have been duly given, made and received only when delivered (personally or by national courier service such as Federal Express) or when deposited in the United States mails, registered or certified mail, postage prepaid, return receipt requested, addressed as set forth herein. In the case of Company, such notices, requests, demands and other communications will be addressed to:

Artificial Life, Inc.

26/F., 88 Hing Fat Street

Causeway Bay

Hong Kong

Attn: Eberhard Schoneburg, Chief Executive Officer

In the case of Holder, such notices, requests, demands and communications will be addressed to its address as shown on the signature page to the Subscription Agreement executed by such Holder, unless Holder will notify Company that notices and communications should be sent to a different address, in which case such notices and communications will be sent to the address (or telex number) specified by Holder.

Any party may alter the address to which communications are to be sent by giving written notice in conformity with the foregoing provision.

4.2        Amendments. The provisions of this Warrant may be amended, modified or waived only with the written consent of Company and the Holder.

4.3        Covenants to Bind Successor and Assigns. All covenants, stipulations, promises and agreements in this Warrant by or on behalf of Company and the Holder will bind its successors and assigns.

4.4        No Rights as Stockholder. This Warrant does not entitle Holder to vote or receive dividends or be deemed the holder of Common Stock or any other securities of Company that may at any time be issuable upon the exercise of this Warrant for any purpose, nor will anything in this Warrant be construed to give the Holder any rights as a stockholder of Company either in law or in equity, unless and until Holder exercises the right to purchase Common Stock in accordance to the terms and conditions set forth in this Warrant.

4.5        Governing Law. This Warrant will be governed by and construed under the laws of the State of Delaware without regard to its choice of law principles to the contrary.

IN WITNESS WHEREOF, Company has caused this Warrant to be executed by its authorized officer to be effective as of the date set forth below.

Dated: December __, 2007
ARTIFICIAL LIFE, INC.

By:_____________________________________

Eberhard Schoneburg, Chief Executive Officer

EXHIBIT A

EXERCISE NOTICE

(To be executed for exercise of the Warrant)

To:	ARTIFICIAL LIFE, INC.

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the attached Warrant No. [____________]for, and to purchase [____________] shares of Common Stock (“Shares”) as provided for therein, and tenders herewith payment of the full Exercise Price in the amount of $__________, paid in the following form (please check applicable box):

□	cash
□	certified or bank officer’s check
□	wire transfer

Please issue a certificate or certificates for such shares of Common Stock in the following name(s) denominations (if no contrary instructions are stated, a single certificate will be issued in the name of Holder):

_____________________________________________________________________________________

PRINT EXACT NAME

_____________________________________________________________________________________
DELIVERY ADDRESS

_____________________________________________________________________________________

ADDRESS OF REGISTERED OWNER OF SHARES

_____________________________________________________________________________________

NUMBER OF SHARES

(Attach additional sheets if necessary)

As of the date set forth herein, Holder hereby represents and warrants to Company that the Shares of Company are acquired for the individual account of the undersigned for investment and not with a view to distribution or resale in violation of the registration requirements of Securities Act of 1933, as amended (the "Securities Act"). In addition, the undersigned represents that he, she or it (as the case may be) is an "accredited investor" as such term is defined in Rule 501(a) of the Securities Act.

Undersigned acknowledges that if the number of shares issued pursuant to this Exercise Notice will not be all the shares issuable upon exercise of the attached Warrant, a new Warrant is to be issued in the name of Holder for the balance remaining of such shares less any fraction of a share paid in cash in accordance with the Warrant.

Dated: ________________

Name of Holder of Warrant:______________________________________________________________

Address:_____________________________________________________________________________

Signature:____________________________________________________________________________

**Note: The above signature should correspond exactly with the name on the face of the attached Warrant.

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